      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 26, 2000
                                                REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------

                          WILMINGTON TRUST CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware                                                           51-0328154
---------------                                                 ----------------
(State or other                                                 (I.R.S. Employer
jurisdiction of                                                  Identification
incorporation                                                        Number)
or organization)

Rodney Square North
1100 North Market Street
Wilmington, Delaware                                                 19890
------------------------                                           ----------
(Address of Principal Executive Offices)                           (Zip Code)

                        2000 Employee Stock Purchase Plan
                        ---------------------------------
                            (Full title of the plan)

                                Thomas P. Collins
                          Vice President and Secretary
                          Wilmington Trust Corporation
                               Rodney Square North
                            1100 North Market Street
                           Wilmington, Delaware 19890
                     --------------------------------------
                     (Name and address of agent for service)

                                 (302) 651-1693
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                               Proposed          Proposed
                                               maximum           maximum
Title of each class        Amount              offering          aggregate        Amount of
of securities to be        to be               price             offering         registration
registered                 registered          per unit (3)      price (3)        fee
----------                 ----------          ------------      ---------        ---
Options (1)

Common Stock,
par value
$1.00 per share            400,000 (2)         $48.4063          $19,362,520.00   $5,382.78

         (1) Since Wilmington Trust Corporation ("WTC") will distribute the options to be registered hereunder for no value, no separate registration fee is required.

         (2) This registration statement relates to the issuance to employees of WTC and its subsidiaries of up to 400,000 shares of WTC's common stock pursuant to our 2000 Employee Stock Purchase (the "Plan").

         (3) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price per unit of common stock is based upon $48.4063, the average of the high and low sale prices of the registrant's common stock on the New York Stock Exchange on May 19,2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents By Reference.
            ----------------------------------------

         The following documents, which we have filed with the SEC, are incorporated herein by reference:


         1.       Annual Report on Form 10-K for the year ended December 31,
                  1999;

         2.       Quarterly Report on Form 10-Q for the quarter ended March 31,
                  2000;

         3. The description of our common stock contained on pages 27 through 29 of the proxy statement of Wilmington Trust Company dated May 2, 1991; and

         4. The description of our preferred stock purchase rights contained in the Registration Statement on Form 8-A filed on January 28, 1995.

         All reports and other documents we subsequently file pursuant to Sections 12, 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to filing a post-effective amendment that indicates that all securities offered hereby have been sold, or that deregisters all securities then remaining unsold, are deemed to be incorporated by reference in and to be a part of this registration statement from the date of filing those reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement is deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or any other document subsequently filed that also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes that statement.

Item 4.     Description of Securities.
            -------------------------

            Not applicable.

Item 5.     Interests of Named Experts and Counsel.
            ---------------------------------------

         Gerard A. Chamberlain, Esquire, Philadelphia, Pennsylvania, has passed upon the validity of our common stock offered hereby. Mr. Chamberlain is an officer and employee of Wilmington Trust Company, all of whose stock is owned by WTC, and an officer of WTC and other of its subsidiaries.

            Other Experts.
            --------------

         The consolidated financial statements of WTC and its subsidiaries incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report dated January 24, 2000 accompanying those financial statements incorporated by reference in that Form 10-K and are incorporated by reference in this registration statement in reliance upon that report given upon the authority of that firm as experts in accounting and auditing.

Item 6.     Indemnification of Directors and Officers.
            ------------------------------------------

         Our Restated Certificate of Incorporation provides that a director will not be liable to WTC or its stockholders for monetary damages for breach of fiduciary duty as a director, unless that limitation on liability is not permitted under Delaware's General Corporation Law. Our Bylaws provide that we will indemnify a person threatened to be made a party or otherwise involved in any proceeding because he or she is or was our director or officer, or is or was serving at our written request as a director, officer, employee or agent of another entity, against liability that person suffers and expenses that person incurs. We must indemnify a person in connection with a proceeding that person initiates only if our Board of Directors authorized that proceeding.

         Section 145 of Delaware's General Corporation Law provides that a corporation may indemnify its officers, directors, employees and agents (or persons who served, at the corporation's request, as officers, directors, employees or agents of another corporation) against expenses they incur in defending any action as a result of being a director, officer, employee or agent if that person acted in good faith and in a manner reasonably believed to be in or not opposed to the corporation's best interests. In the case of any criminal action or proceeding, the individual must have had no reason to believe his conduct was unlawful.

Item 7.     Exemption from Registration Claimed.
            ------------------------------------

            Not applicable.

Item 8.     Exhibits.
            ---------

Exhibit
Number      Exhibit
------      -------

5           Opinion of counsel as to legality of registrant's common stock

23.1        Consent of Gerard A. Chamberlain, Esquire (included in Exhibit 5)

23.2        Consent of Ernst & Young LLP

24 Power of Attorney of Directors and Officers of the registrant (included on the signature pages of this registration statement)

Item 9.     Undertakings.
            -------------

         A.       The undersigned registrant hereby undertakes:

                  (a) (1) To file, during any period in which any offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 and that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant.

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on May 11, 2000.


                                       WILMINGTON TRUST CORPORATION


                                       By: /s/ Ted T. Cecala
                                          -----------------------------------
                                           Ted T. Cecala,
                                           Chairman of the Board and
                                           Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Collins and/or Gerard A. Chamberlain his or her true and lawful attorney(s)-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that those attorney(s)-in-fact and agent(s), or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.




                                           /s/ Ted T. Cecala
                                           -----------------------------------
                                           Ted T. Cecala
                                           Director, Chairman of the Board
                                           and Chief Executive Officer

                                           (Date)   May 11, 2000



                                           /s/ Robert V. A. Harra, Jr.
                                           -----------------------------------
                                           Robert V.A. Harra, Jr.
                                           Director, President, Chief
                                           Operating Officer and Treasurer

                                           (Date)   May 11, 2000



                                           /s/ David R. Gibson
                                           -----------------------------------
                                           David R. Gibson
                                           Senior Vice President and Chief
                                           Financial Officer
                                           (Principal Financial Officer and
                                           Principal Accounting Officer)

                                           (Date)   May 11, 2000



                                           /s/ Carolyn S. Burger
                                           -----------------------------------
                                           Carolyn S. Burger
                                           Director

                                           (Date)   May 11, 2000

                                           /s/ Richard R. Collins
                                           -----------------------------------
                                           Richard R. Collins
                                           Director and Member of Wilmington
                                           Trust's Compensation Committee

                                           (Date)   May 11, 2000



                                           /s/ Charles S. Crompton, Jr.
                                           -----------------------------------
                                           Charles S. Crompton, Jr.
                                           Director and Member of Wilmington
                                           Trust's Compensation Committee

                                           (Date)   May 11, 2000



                                           /s/ H. Stewart Dunn, Jr.
                                           -----------------------------------
                                           H. Stewart Dunn, Jr.
                                           Director

                                           (Date)   May 11, 2000



                                           /s/ Edward B. duPont
                                           -----------------------------------
                                           Edward B. duPont
                                           Director

                                           (Date)   May 11, 2000



                                           /s/ R. Keith Elliott
                                           -----------------------------------
                                           R. Keith Elliott
                                           Director

                                           (Date)   May 11, 2000

                                           /s/ Rex L. Mears
                                           -----------------------------------
                                           Rex L. Mears
                                           Director

                                           (Date)   May 11, 2000



                                           /s/ Hugh E. Miller
                                           -----------------------------------
                                           Hugh E. Miller
                                           Director and Member of Wilmington
                                           Trust's Compensation Committee

                                           (Date)   May 11, 2000



                                           /s/ Stacey J. Mobley
                                           -----------------------------------
                                           Stacey J. Mobley
                                           Director and Member of Wilmington
                                           Trust's Compensation Committee

                                           (Date)   May 11, 2000



                                           /s/ Leonard W. Quill
                                           -----------------------------------
                                           Leonard W. Quill
                                           Director

                                           (Date)   May 11, 2000



                                           /s/ David P. Roselle
                                           -----------------------------------
                                           David P. Roselle
                                           Director and Member of
                                           Wilmington Trust's Compensation
                                           Committee

                                           (Date)   May 11, 2000

                                           /s/ H. Rodney Sharp, III
                                           -----------------------------------
                                           H. Rodney Sharp, III
                                           Director

                                           (Date)   May 11, 2000



                                           /s/ Thomas P. Sweeney
                                           -----------------------------------
                                           Thomas P. Sweeney
                                           Director

                                           (Date)   May 11, 2000




                                           -----------------------------------
                                           Robert W. Tunnell, Jr.
                                           Director

                                           (Date)   May 11, 2000

                                  EXHIBIT INDEX


Exhibit
Number      Exhibit


5           Opinion of counsel as to legality of registrant's common stock

23.1 Consent of Gerard A. Chamberlain, Esquire (included in Exhibit 5 hereto)

23.2        Consent of Ernst & Young LLP

24 Power of Attorney of Directors and Officers (included on the signature pages of this registration statement)